Exhibit 99

FOR IMMEDIATE RELEASE

Contact:	M. Keith Waddell
Vice Chairman and
Chief Financial Officer
(650) 234-6000

ROBERT HALF INTERNATIONAL INC.

REPORTS FOURTH-QUARTER REVENUES AND EARNINGS

MENLO PARK, California, January 27, 2004 — Robert Half International Inc.  (NYSE symbol: RHI) today reported revenues and earnings for the fourth quarter ended December 31, 2003.

For the quarter ended December 31, 2003, net income was $4.8 million or $.03 per share, on revenues of $517.7 million.  Net loss for the prior year’s fourth quarter was $7.1 million or $.04 per share, on revenues of $478.6 million.  The $.03 per share reported for the fourth quarter of 2003 is after a $.01 loss per share impact from the company’s Protiviti® subsidiary.

For the year ended December 31, 2003, net income was $6.4 million or $.04 per share, on revenues of $2.0 billion.  For the year ended December 31, 2002, net income was $2.2 million or $.01 per share, on revenues of $1.9 billion.

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Harold M. Messmer, Jr., chairman and CEO of Robert Half International Inc., said:  “We were pleased with our financial results for the fourth quarter and are encouraged by eight months of uninterrupted job growth in the temporary services industry.  This is the third consecutive quarter of sequential revenue improvement in our staffing operations.

“Protiviti, our internal audit and risk-consulting subsidiary, recorded continued growth for the quarter,” Messmer said.  “Engagements with clients on Sarbanes-Oxley Act Section 404 compliance and the establishment of new internal audit functions continued to drive demand.  This business is also broadening the scope of its services in business and technology risk consulting, with expanding work in regulatory and forensic investigations, IT security and other areas.”

Robert Half International management will conduct a conference call today at 5 p.m. EST to discuss the quarterly financial results.  The dial-in number is 888-469-0487 (+1-210-839-8500 outside the United States) and the passcode is “Robert Half International.”  A taped recording of this call will be available for replay beginning at approximately 8 p.m. EST today and ending at 8 p.m. EST on February 2, 2004.  The dial-in number for the replay is 800-839-2290 (+1-402-998-0585 outside the United States).  The conference call will also be archived in audio format on the company’s website at www.rhi.com.

Robert Half International Inc. is the world’s largest provider of specialized staffing services.  Its divisions include Accountemps®, Robert Half® Finance & Accounting and Robert Half® Management Resources, for temporary, full-time and project professionals, respectively, in the fields of accounting and finance; OfficeTeam®, for highly skilled temporary administrative support personnel; Robert Half® Technology, for information technology professionals; The Affiliates®, for legal personnel; and The Creative Group®, for advertising, marketing and web design professionals.  The company serves its clients and candidates through more than 325 offices worldwide and through online job search services at its divisional websites, all of which can be accessed at www.rhi.com.  Robert Half International is also the parent company of Protiviti  (www.protiviti.com), a leading independent business risk consulting and internal audit firm.

Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that may affect the company’s future operating results or financial positions.  These statements may be identified by words such as “estimate”, “forecast”, “project”, “plan”, “intend”, “believe”, “expect”, “anticipate”, or variations or negatives thereof, or by similar or comparable words or phrases.  Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements.

These risks and uncertainties include, but are not limited to, the following: changes in levels of unemployment and other economic conditions in the United States or foreign countries where the company does business, or in particular regions or industries; reduction in the supply of qualified candidates for temporary employment or the company’s ability to attract qualified candidates; the entry of new competitors into the marketplace or expansion by existing competitors; the ability of the company to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions; the impact of competitive pressures, including any change in the demand for the company’s services, on the company’s ability to maintain its margins; the possibility of the company incurring liability for its activities, including the activities of its temporary employees, or for events impacting its temporary employees on clients’ premises; the success of the company in attracting, training, and retaining qualified management personnel and other staff employees; and whether governments will impose additional regulations or licensing requirements on personnel services businesses in particular or on employer/employee relationships in general.

With respect to Protiviti, other risks and uncertainties include the fact that future success will depend on its ability to retain employees and attract clients; significant costs and diversion of management time could be incurred in integrating key personnel into Protiviti; there can be no assurance that there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; failure to produce projected revenues could adversely affect financial results; and we could become involved in litigation relating to prior or current transactions or activities.

Because long-term contracts are not a significant part of the company’s business, future results cannot be reliably predicted by considering past trends or extrapolating past results.  The company undertakes no obligation to update information contained in this release.

A copy of this press release is available at www.rhi.com.

ATTACHED:	Summary of Operations

Supplemental Financial Information

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES
SUMMARY OF OPERATIONS
(in thousands, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
	(Unaudited)		(Unaudited)

Net service revenues	$517,664	$478,581	$1,974,991	$1,904,951

Direct costs of services	325,064	307,301	1,248,253	1,190,216

Gross margin	192,600	171,280	726,738	714,735

Selling, general and administrative expenses	183,342	180,736	707,349	709,542
Amortization of intangible assets	1,952	2,737	10,277	6,281
Interest income	(642)	(794)	(2,603)	(4,585)

Income (loss) before income taxes	7,948	(11,399)	11,715	3,497
Provision (benefit) for income taxes	3,100	(4,332)	5,325	1,329

Net income (loss)	$4,848	$(7,067)	$6,390	$2,168

Diluted net income (loss) per share	$.03	$(.04)	$.04	$.01

Shares:
Basic	169,119	169,571	168,719	172,484
Diluted	174,866	169,571	173,175	177,791

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
	(Unaudited)		(Unaudited)

REVENUES:
Accountemps	$210,366	$205,663	$823,058	$840,108
OfficeTeam	126,098	127,371	499,100	488,679
RH Technology	58,240	52,915	214,534	220,716
RH Management Resources	57,593	52,539	210,160	213,715
RH Finance & Accounting	24,910	22,973	94,840	100,029
Protiviti	40,457	17,120	133,299	41,704
Total	$517,664	$478,581	$1,974,991	$1,904,951

GROSS MARGIN:
Temporary and consultant staffing	$156,654	$153,820	$610,248	$627,903
Permanent placement staffing	24,910	22,973	94,840	100,029
Risk consulting and internal audit services	11,036	(5,513)	21,650	(13,197)
Total	$192,600	$171,280	$726,738	$714,735

OPERATING INCOME (LOSS):
Temporary and consultant staffing	$8,416	$8,059	$38,259	$47,404
Permanent placement staffing	1,326	(2,644)	2,559	(6,852)
Risk consulting and internal audit services	(484)	(14,871)	(21,429)	(35,359)
Total	$9,258	$(9,456)	$19,389	$5,193

SELECTED CASH FLOW INFORMATION:
Amortization of intangible assets	$1,952	$2,737	$10,277	$6,281
Depreciation expense	$13,924	$15,093	$55,627	$66,027
Capital expenditures	$6,925	$7,477	$36,492	$48,300
Open market repurchases of common stock (shares)	0	795	1,559	6,865

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(in thousands)

	December 31,
	2003	2002
	(Unaudited)

SELECTED BALANCE SHEET INFORMATION:
Cash and cash equivalents	$376,523	$316,927
Accounts receivable, less allowances	$242,348	$225,721
Total assets	$979,903	$937,996
Current liabilities	$188,899	$186,540
Notes payable and other indebtedness, less current portion	$2,343	$2,414
Total stockholders’ equity	$788,661	$744,966